                                                                             Item 14 - Exhibit 11

                          M.A. HANNA COMPANY AND CONSOLIDATED SUBSIDIARIES

                                  COMPUTATION OF EARNINGS PER SHARE




                                                                  Year Ended December 31
                                                              1993         1992         1991
                                                      (Dollars in thousands except per share data)
Primary
    Income(loss) from continuing operations
      before extraordinary item and cumulative
      effect of changes in accounting principles             $30,049      $27,927     ($17,381)
    Dividends on preferred stock                                 -            -          1,031
                                                              30,049       27,927      (18,412)

    Income(loss) from discontinued operations                (28,031)       2,563       25,225
    Extraordinary item                                           -            -         (5,969)
    Cumulative effect of changes in
      accounting principles                                      -        (11,465)         -
          Net income applicable to common stock               $2,018      $19,025         $844

    Average common shares outstanding                     19,851,779   19,131,148   23,644,232
    Net effect of dilutive stock options
      and stock warrants - based on treasury
      stock method using average market price                701,403          -   *        -   *
    Total                                                 20,553,182   19,131,148   23,644,232

    Income(loss) per share
      Continuing operations                                    $1.46        $1.46       ($0.78)
      Discontinued operations                                  (1.36)        0.13         1.07
      Extraordinary item                                         -            -          (0.25)
      Cumulative effect of changes in
        accounting principles                                    -          (0.60)         -
          Net income                                           $0.10        $0.99        $0.04


*   Not significant in 1992 and 1991.



                                                                             Item 14 - Exhibit 11

                          M.A. HANNA COMPANY AND CONSOLIDATED SUBSIDIARIES

                                 COMPUTATION OF EARNINGS PER SHARE




                                                                 Year Ended December 31
                                                              1993         1992         1991
                                                      (Dollars in thousands except per share data)
Fully Diluted
    Income(loss) from continuing operations
      before extraordinary item and cumulative
      effect of changes in accounting principles             $30,049      $27,927     ($17,381)
    Dividends on preferred stock                                 -            -          1,031
                                                              30,049       27,927      (18,412)

    Income(loss) from discontinued operations                (28,031)       2,563       25,225
    Extraordinary item                                           -            -         (5,969)
    Cumulative effect of changes in
      accounting principles                                      -        (11,465)         -
          Net income applicable to common stock               $2,018      $19,025         $844

    Average common shares outstanding                     19,851,779   19,131,148   23,644,232
    Net effect of dilutive stock options
      and stock warrants - based on treasury
      stock method using the year-end market
      price if higher than average market price              929,548      453,573      361,877
    Shares reserved under earnout provisions
      of purchase agreements                                     -        190,411      206,944
    Total                                                 20,781,327   19,775,132   24,213,053

    Income(loss) per share
      Continuing operations                                    $1.45        $1.41       ($0.78)
      Discontinued operations                                  (1.35)        0.13         1.06
      Extraordinary item                                         -            -          (0.25)
      Cumulative effect of changes in
        accounting principles                                    -          (0.58)         -
          Net income                                           $0.10        $0.96        $0.03


*   Not significant in 1992 and 1991.
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